Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-229003) on Form S-3 and related Prospectus of Organogenesis Holdings Inc. of our report dated March 23, 2018, relating to the consolidated financial statements of Organogenesis Inc. appearing in the Current Report on Form 8-K of Organogenesis Holdings Inc. dated December 11, 2018.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

January 9, 2019